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                                       JULY 25, 1996 - INFORMATION ON DISTRIBUTION        EXHIBIT 28.5
                                                      TO CERTIFICATEHOLDERS

Bear Stearns Asset Backed Securities Inc.
Champion Home Equity Loan Trust 1996-1
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                        Principal Amt
            Original    Outstanding                                                          Ending
Certificat  Principal     Prior to    Interest   Interest      Interest    Principal      Principal Amount
  Class      Amount      Distribution   Rate     Accrued     Distributed    Payable        Outstanding

   A-1     $23,827,000   $19,765,459    5.750%     $94,709       $94,709     $725,339      $19,040,120
   A-2      36,173,000    36,173,000    6.330%     190,813       190,813            0       36,173,000
   A-3      40,000,000    39,087,086  variable     194,362       194,362      399,124       38,687,962
    I                0             0  variable      75,747        75,747            0                0


          $100,000,000   $95,025,544              $555,631      $555,631   $1,124,462      $93,901,082

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